Exhibit 99.1

Comera Life Sciences Debuts as Publicly Traded Company Focused on Transforming Biologics

– Business combination transaction with OTR Acquisition Corp., a special purpose acquisition company, completed today –

– Combined company Comera Life Sciences Holdings, Inc. will be listed on the Nasdaq Capital Market under ticker symbol “CMRA” –

WOBURN, Mass.--(BUSINESS WIRE)--Comera Life Sciences Holdings, Inc. (“Comera” or the “Company”), which is developing a new generation of bio-innovative biologic medicines to improve patient access, safety, and convenience, today announced the completion of its business combination with OTR Acquisition Corp. (Nasdaq: OTRAU, OTRA and OTRAW) (referred herein as “OTR”), a publicly traded special purpose acquisition company (SPAC). Comera Life Sciences Holdings, Inc., the resulting combined company, will commence trading on the Nasdaq Capital Market under the symbol “CMRA” on May 20, 2022. OTR’s shareholders approved the transaction on May 10, 2022. The transaction was previously approved by Comera’s shareholders. Comera’s management team will continue to be led by Jeff Hackman, Chief Executive Officer and Chairman of Comera.

“Transforming the delivery of biologics from intravenous to subcutaneous forms has the potential to reduce healthcare costs and improve patient quality of life by offering patients self-injectable treatments that support greater independence. With multiple pharmaceutical partnerships already in place, we are executing on our long-term strategy to leverage our SQore™  platform,” said Mr. Hackman. “I want to thank the many individuals and firms involved in completing this transaction, including the team at OTR and our existing and new investors.”

“We are proud to support Comera as it transitions to a public company and continues the development of new bio-innovative medicines, which are intended to expand patient access, safety, and convenience, reducing healthcare costs while improving quality of life,” said Nicholas J. Singer, Chairman and Chief Executive Officer of OTR. “There is tremendous opportunity in this multi-billion dollar market to transform the patient treatment experience.”

Summary of Transaction

On January 31, 2022, Comera Life Sciences, Inc., a privately held biotechnology company, entered into a definitive business combination agreement with OTR Acquisition Corp., a SPAC whose team is comprised of growth-oriented executives with a long track record of value creation across industries, including life sciences, bringing over 100 years of combined investing and operating experience to this business combination.

The description of the business combination contained herein is only a high-level summary and is qualified in its entirety by reference to the underlying documents filed with the U.S. Securities and Exchange Commission. A more detailed description of the terms of the transaction has been provided in a proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on April 15, 2022.

About Comera Life Sciences

Leading a compassionate new era in medicine, Comera Life Sciences is applying a deep knowledge of formulation science and technology to transform essential biologic medicines from intravenous (IV) to subcutaneous (SQ) forms. The goal of this approach is to provide patients with the freedom of self-injectable care, reduce institutional dependency and to put patients at the center of their treatment regimen.

To learn more about the Comera Life Sciences mission, as well as the proprietary SQore™ platform, visit https://comeralifesciences.com/.

About OTR Acquisition Corp.

OTR Acquisition Corp. (Nasdaq: OTRA) is a $107 million special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. OTR is sponsored by OTR Acquisition Sponsor LLC, an affiliate of investor and entrepreneur Nicholas J. Singer and Purchase Capital.

Forward-Looking Statements

This press release contains includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the price of Comera’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Comera operates, variations in performance across competitors, changes in laws and regulations affecting Comera’s business and changes in the combined capital structure, (ii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities, (iii) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Comera operates, (iv) the risk that Comera and its current and future collaborators are unable to successfully develop and commercialize Comera’s products or services, or experience significant delays in doing so, (v) the risk that Comera may never achieve or sustain profitability; (vi) the risk that Comera will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (vii) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations, (viii) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (ix) the risk of product liability or regulatory lawsuits or proceedings relating to Comera’s products and services, and (x) the risk that Comera is unable to secure or protect its intellectual property and (xi the risk that the post-combination company’s securities will not maintain listing on Nasdaq. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Comera’s registration statement on Form S-4 and the proxy statement/prospectus discussed above and other documents filed by Comera from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Comera and OTR assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Comera nor OTR gives any assurance that either Comera or OTR will achieve its expectations.

Contacts

Comera Investor

ohn Woolford
ICR Westwicke
John.Woolford@westwicke.com

Comera Press

ean Leous
ICR Westwicke
Sean.Leous@westwicke.com